UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  February 10, 2014

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2014 the Board of Directors (the “Board”) of Bloomin’ Brands, Inc. (the “Company”) appointed David R. Fitzjohn to the Board and J. Michael Chu resigned from the Board.

Mr. Fitzjohn, age 57, is Chairman of the Board of Pizza Hut Restaurants UK and since 2006 has served on the Board of Directors of Rosinter Restaurants, a public company operating restaurants in Russia. Mr. Fitzjohn has been the Managing Director of Sahana Enterprises Ltd. and Sahana Estates Ltd., privately-held real estate development, investment and restaurant industry consulting businesses, since 2006.

Mr. Fitzjohn will serve as a Class III director, which class will stand for re-election at the 2015 annual meeting of stockholders. Mr. Fitzjohn was also appointed to the Board’s Compensation Committee.

Mr. Fitzjohn will participate in the Company’s standard outside director compensation program. Pursuant to this program, each member of the Board who is not an employee of the Company, founder of the Company or associated with Bain Capital, LLC or Catterton Partners receives an annual retainer of $90,000 and, for those serving as a member of the Compensation Committee, an additional retainer of $7,500. In addition, such directors receive a grant of restricted stock units with a fair market value equal to $100,000 for each year of Board service. Upon attending his first Board meeting, Mr. Fitzjohn will receive an initial grant pro-rated for the number of months that he will serve on the Board through the date of the next annual meeting of stockholders. One-third of the restricted stock units will vest on the date of each annual meeting of stockholders following the grant date.

Mr. Fitzjohn entered into the Company’s standard indemnification agreement, the form of which was filed as an exhibit to the Company’s registration statement on Form S-1 filed on April 6, 2012, as amended (Registration No. 333-180615).

The Board has determined that Mr. Fitzjohn satisfies the definition of “independent director” under the Nasdaq listing standards.

Mr. Chu has served on the Board since 2007 and was Chairman of the Nominating and Corporate Governance Committee and a member of the Compensation Committee. Mr. Chu has elected to resign for personal reasons and not as the result of any disagreement with the Board or with the Company’s management.

On February 10, 2014, the Company issued a press release announcing the appointment of Mr. Fitzjohn to the Board and the resignation of Mr. Chu from the Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description

99.1	Press release issued by the Company on February 10, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date: February 11, 2014	By:	/s/ Joseph J. Kadow
Joseph J. Kadow
Executive Vice President and Chief Legal Officer

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